EXHIBIT 99.1
March 22nd 2010

Attn: Voyant International Corporation
7119 Sunset Boulevard #318
Los Angeles, Ca  90046

From Mark M. Laisure

To Whom It May Concern:

I’m writing today to formally tender my resignation as Chairman of the Board of Voyant International, Interim CEO, CFO, and Secretary effective immediately.

Best Regards,

/s/ Mark M. Laisure
Mark M. Laisure